THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

CONVERTIBLE NOTE AGREEMENT

THIS AGREEMENT is made effective as of the 28th day of May, 2009.

BETWEEN:

GREEN SHOE INVESTMENTS LTD., a Nevis corporation with a corporate office at P.O. Box 556, Main Street, Charlestown, Nevis, West Indies

(hereinafter called the "Subscriber")

OF THE FIRST PART

AND:

DORAL ENERGY CORP., a Nevada corporation with a corporate office at 415 West Wall, Suite 500, Midland, TX 79701

(hereinafter called the “Company")

OF THE SECOND PART

THE PARTIES HEREBY AGREE AS FOLLOWS:

1. DEFINITIONS

1.1 The following terms will have the following meanings for all purposes of this Agreement:

(a)	“Agreement” means this Agreement, and all schedules and amendments to this Agreement;

(b)	“Common Stock” means the shares of Common Stock in the capital of the Company, $0.001 par value per share;

(c)

“Conversion” means the conversion of all or any portion of the Convertible Note held by such holder into that number of fully-paid and non-assessable shares of Common Stock as shall be equal to the Principal Amount to be converted divided by the Conversion Price as set out in the Terms and Conditions set out in Schedule B hereto;

(d)	“Convertible Note” means a convertible note in a form substantially similar to that attached as Schedule A hereto and subject to the Terms and Conditions set out in Schedule B hereto;

(e)	“Due Date” means 10 business days after the earlier of (i) the closing of a Qualified Refinancing, or (ii) the Macquarie Maturity Date;

(f)	“Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(g)

“Hanson Properties” means those oil and gas properties acquired by the Company pursuant to the Purchase and Sale Agreement between the Company, J. Warren Hanson (doing business as Hanson Energy) and Kathie Hanson dated April 25, 2008, as amended;

(h)	“Macquarie Agreement” means the $50,000,000 Senior First Lien Secured Credit Agreement dated July 29, 2008 between Macquarie Bank Limited and the Company;

(i)	“Macquarie Maturity Date” means the Maturity Date, as that term is defined in the Macquarie Agreement, including any and all extensions to the Maturity Date

(j)	“Note Shares” means the Common Stock issuable upon Conversion of the Convertible Notes or as payment of interest on the Convertible Notes;

(k)	“Offering” means the offering of Convertible Notes and Note Shares by the Company to the Subscriber;

(l)	“Principal Amount” means the principal amount of a Convertible Note;

(m)	“Purchase Price” means the purchase price payable by the Subscriber to the Company in consideration for the purchase and sale of the Convertible Notes in accordance with Section 2.1 of this Agreement;

(n)

“Qualified Refinancing” means a debt, equity or other financing obtained by the Company (or any combination thereof) that (i) is obtained on or before the Macquarie Maturity Date, and (ii) when added with any other debt, equity or other financing obtained by the Company, is in an amount sufficient to enable the Company to pay all of the amounts owed by it under the terms of the Macquarie Agreement;

(o)	“SEC” means the United States Securities and Exchange Commission;

(p)	“Securities Act” means the United States Securities Act of 1933, as amended;

(q)	“Subordination Agreement” means a subordination agreement in the form and substance attached as Schedule C hereto; and

(r)	“Subscriber Subordination Agreement” means the subordination agreement dated July 29, 2008 between the Subscriber, the Company and Macquarie Bank Limited.

1.2 All dollar amounts referred to in this Agreement are in United States funds, unless expressly stated otherwise.

2. PURCHASE AND SALE OF CONVERTIBLE NOTES

2.1 Subject to the terms and conditions of this Agreement, the Subscriber hereby agrees to pay to the Company the Purchase Price of $150,000. The Purchaser shall pay the Purchase Price to the Company by check, bank draft or cashier’s check payable to the Company, or by such other means as the Company may find acceptable. Upon execution, the subscription by the Subscriber shall be irrevocable.

2.2 As consideration for the Purchase Price, the Company agrees to issue to the Subscriber a Convertible Note in the Principal Amount of $300,000, due on the Due Date.

2.3 If the Company does not obtain a Qualified Refinancing on or before the Macquarie Maturity Date and the Company sells, transfers or otherwise disposes of all or substantially all of the Hanson Properties, including, but not limited to, any realization by a secured debtor of the Company of their security interest in the Hanson Properties, the Company agrees to issue to the Subscriber an additional Convertible Note in the Principal Amount of $150,000, immediately due and payable. Such additional Convertible Note shall have terms and conditions substantially similar to the Convertible Note issued in accordance with Section

2.2 of this Agreement, except that no interest shall be payable by the Company on the Principal Amount of such additional Convertible Note.

2.4 Notwithstanding any provisions of this Agreement to the contrary, any obligation of the Company to issue securities of the Company is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. The Subscriber agrees to deliver to the Company all documents, agreements, representations and requisite government forms required to comply with any securities laws or other laws applicable to the Offering.

2.5 The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Agreement to the Subscriber’s address indicated above.

3. REGULATION S AGREEMENTS OF THE SUBSCRIBER

3.1 The Subscriber represents and warrants to the Company that the Subscriber is not a “U.S. Person” as defined by Regulation S of the Securities Act and is not acquiring the Convertible Notes and the Note Shares for the account or benefit of a U.S. Person.

A “U.S. Person” is defined by Regulation S of the Securities Act to be any person who is:

(a)	any natural person resident in the United States;

(b)	any partnership or corporation organized or incorporated under the laws of the United States;

(c)	any estate of which any executor or administrator is a U.S. person;

(d)	any trust of which any trustee is a U.S. person;

(e)	any agency or branch of a foreign entity located in the United States;

(f)	any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

(g)	any partnership or corporation if:

(i) organized or incorporated under the laws of any foreign jurisdiction; and

(ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in Rule 501(a) of Regulation D promulgated under the Securities Act] who are not natural persons, estates or trusts.

3.2 The Subscriber represents and warrants to the Company that the Subscriber was not in the United States: (a) at the time the offer to purchase the Convertible Notes and the Note Shares was received; and (b) at the time the Subscriber made its decision to purchase the Convertible Notes and the Note Shares.

3.3 The Subscriber represents and warrants to the Company that it is not aware of any “directed selling efforts” (as that term is defined in Regulation S of the Securities Act) made by the Company in relation to the securities being offered to the Subscriber herein.

3.4 The Subscriber acknowledges that the Convertible Notes and the Note Shares are “restricted securities” within the meaning of the Securities Act and will be issued to the Subscriber in accordance with Regulation S of the Securities Act based on the representations and warranties of the Subscriber contained in this Agreement.

3.5 The Subscriber agrees not to engage in hedging transactions with regard to the Convertible Notes or the Note Shares unless in compliance with the Securities Act.

3.6 The Subscriber agrees not to offer, sell, transfer, pledge or hypothecate the Convertible Notes or the Note Shares unless such offer, sale, transfer, pledge or hypothecation is made in accordance with the provisions of Regulation S of the Securities Act, pursuant to an effective registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and further agrees that the Company will refuse to register any transfer or other change in the ownership of the Convertible Notes or the Note Shares not made in accordance with the provisions of Regulation S of the Securities Act, pursuant to an effective registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

3.7 The Subscriber acknowledges and agrees that all certificates representing the Convertible Notes and the Note Shares will be endorsed with a restrictive legend substantially similar to the following in accordance with Regulation S of the Securities Act, and/or such other legends as the lawyers for the Company may deem advisable to ensure compliance with all applicable laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SUBSCRIBER

The Subscriber represents, warrants and covenants to and with the Company as follows, and acknowledges that the Company is relying upon such covenants, representations and warranties in connection with the offer and sale of the Convertible Notes and the Note Shares to such Subscriber:

4.1 The Subscriber is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters such that it is capable of evaluating the merits and risks of the investment in the Convertible Notes and the Note Shares. The Subscriber acknowledges that an investment in the Company is highly speculative in that investors could lose their entire investment. The Subscriber represents and warrants that it can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Convertible Notes or the Note Shares.

4.2 The Subscriber has had full opportunity to review the Company’s filings with the SEC pursuant to the Exchange Act, including the Company’s annual reports, quarterly reports and current reports and additional information regarding the business and financial condition of the Company. The Subscriber believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Convertible Notes and the Note Shares. The Subscriber further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Offering and the business, properties, prospects and financial condition of the Company. The Subscriber has had full opportunity to discuss this information with the Subscriber’s legal and financial advisers prior to execution of this Agreement.

4.3 The Subscriber acknowledges that the offering of the Convertible Notes and the Note Shares by the Company has not been reviewed by the SEC and that the Convertible Notes are being, and the Note Shares will be, issued by the Company pursuant to an exemption from registration under the Securities Act.

4.4 The Subscriber understands that the Convertible Notes and the Note Shares are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the

Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without an effective registration under the Securities Act only in certain limited circumstances. The Subscriber represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

4.5 The Convertible Notes and the Note Shares will be acquired by the Subscriber for investment for the Subscriber's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same. The Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Convertible Notes or the Note Shares.

4.6 The Subscriber is not aware of any advertisement of the Convertible Notes or the Note Shares.

4.7 This Agreement has been duly authorized, validly executed and delivered by the Subscriber.

4.8 The Subscriber has satisfied himself or herself as to the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Convertible Notes and purchase the Note Shares or any use of this Agreement, including (i) the legal requirements within his jurisdiction for the purchase of the Convertible Notes and the Note Shares; (ii) any foreign exchange restrictions applicable to such purchase; (iii) any governmental or other consents that may need to be obtained; (iv) the income tax and other tax consequences, if any, that may be relevant to an investment in the Convertible Notes and the Note Shares; and (v) any restrictions on transfer applicable to any disposition of the Convertible Notes and the Note Shares imposed by the jurisdiction in which the Subscriber is resident.

5. REPRESENTATIONS BY THE COMPANY

5.1 The Company represents and warrants to the Subscriber that:

(a)

The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct;

(b)

Upon their issuance in accordance with the terms and conditions of this Agreement, the Convertible Notes will be valid and binding obligations of the Company, enforceable in accordance with their terms; and

(c)

Upon Conversion of the Convertible Notes made in accordance with the Terms and Conditions set out in Schedule B hereto, the Note Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

6. MISCELLANEOUS

6.1 The Subscriber acknowledges and agrees that this Agreement and the schedules hereto have been prepared by O’Neill Law Group PLLC solely as legal counsel for the Company and that the Subscriber has been advised to obtain independent legal advice with respect to the matters contained in this Agreement.

6.2 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its corporate office at West Wall, Suite 500, Midland, TX 79701, Attention: E. Willard Gray, II, Chief Executive Officer, and to the Subscriber at his/her address indicated on the first page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.3 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

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6.4 This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein. The parties hereby submit to personal jurisdiction in the Courts of the State of Nevada for the enforcement of this Agreement and waive any and all rights under the laws of any state to object to jurisdiction within the State of Nevada for the purposes of litigation to enforce this Agreement.

6.5 The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Agreement and as of the date of this Agreement will survive the completion of the issuance of the Convertible Notes and the Note Shares. The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Company in determining the eligibility of a purchaser of Convertible Notes and the Note Shares, and the Subscriber agrees to indemnify the Company and its respective trustees, affiliates, shareholders, directors, officers, partners, employees, advisors and agents against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof. The Subscriber undertakes to immediately notify the Company of any change in any statement or other information relating to the Subscriber set forth herein.

6.6 The obligations of the parties hereunder are subject to receipt of all applicable regulatory approvals.

6.7 The Subscriber acknowledges and agrees that all costs incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the sale of the Convertible Notes or the Note Shares to the Subscriber shall be borne by the Subscriber.

6.8 Time shall be of the essence hereof.

6.9 This Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

6.10 The terms and provisions of this Agreement shall at all times be subject to the Subscriber Subordination Agreement, and the terms and provisions of this Agreement shall be binding upon and enure to the benefit of the Subscriber and the Company and their respective heirs, executors, administrators, successors and assigns; provided that this Agreement shall not be assignable by any party without prior written consent of the other parties. Notwithstanding any provision of this Agreement to the contrary, this Agreement and any Convertible Notes issued pursuant to this Agreement may not be assigned, pledged, transferred or sold by the Subscriber unless such assignee, pledge, transferee or purchaser has duly executed a Subordination Agreement.

6.11 The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder, agrees that this subscription is made for valuable consideration and may not be withdrawn, cancelled, terminated or revoked by the Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is contracting hereunder.

6.12 Neither this Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

6.13 The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

6.14 The headings used in this Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

6.15 The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

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6.16 Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

* INCLUDING NOTES 1 & 2 BELOW:

IN WITNESS WHEREOF, this Agreement is executed as of the day and year first written above.

Signature of Authorized Signatory:
/s/ Roger Knox

Name of Subscriber:	GREEN SHOE INVESTMENTS LTD.

Name and Title of Authorized Signatory:	R. KNOX, Director

Address of Subscriber:	P.O. Box 556 Main Street

Charlestown, Nevis, West Indies

Jurisdiction of Incorporation of Subscriber:	Nevis

Telephone Number of Subscriber:	+44 22 799 0800

ACCEPTED BY:

DORAL ENERGY CORP.

Signature Of Authorized Signatory:	/s/ Everett W. Gray, II

Name of Authorized Signatory:	Everett W. Gray, II

Position of Authorized Signatory:	CEO

Date of Acceptance:	5-28-09

NOTE:

(1)	THIS CONVERTIBLE NOTE AGREEMENT, LIKE THE OTHER GREEN SHOE INVESTMENTS LTD. LOANS, IS SUBJECT TO THE SUBORDINATION AGREEMENT.

(2)	THIS CONVERTIBLE NOTE AGREEMENT MAY NOT BE SOLD OR TRANSFERRED TO ANY PARTY UNLESS THAT PARTY ALSO SIGNS A SUBORDINATION AGREEMENT WITH MACQUARRIE BANK LIMITED.

(/s/ R. Knox)
R.KNOX

SCHEDULE A

No.	U.S. $

DORAL ENERGY CORP.
(Incorporated under the laws of the State of Nevada)

CONVERTIBLE NOTE

THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS (THE “TERMS”) SET OUT IN THE CONVERTIBLE NOTE AGREEMENT BETWEEN DORAL ENERGY CORP. AND GREEN SHOE INVESTMENTS LTD. DATED MAY 28, 2009 (THE “NOTE AGREEMENT”). UNLESS OTHERWISE PROVIDED FOR IN THIS NOTE, CAPITALIZED TERMS SHALL HAVE THE MEANINGS SET FORTH IN THE NOTE AGREEMENT.

FOR VALUE RECEIVED, DORAL ENERGY CORP. (herein referred to as the “Company”) promises to pay to or any subsequent registered holder hereof (the “Holder”), the principal sum of

(the “Principal Amount”)
on or prior to the Due Date. No interest shall be payable on the Principal Amount prior to the Due Date.

Subject to the prior exercise of the conversion rights set out in the Terms, if the Company obtains a Qualified Refinancing on or before the Macquarie Maturity Date, any part or all of the Principal Amount that remains unpaid after the Due Date (the “Unpaid Principal Amount”) shall, beginning on the Due Date, bear interest at a rate of 18% per annum, calculated annually. Such interest shall be paid in United States currency or shares of the Company’s Common Stock in accordance with the Terms of this Note, to the person and at the address in whose name this Note is registered on the records of the Company regarding registration and transfers of the Notes (the “Note Register”) on the business day immediately preceding the payment date. If the Company does not obtain a Qualified Refinancing on or before the Macquarie Maturity Date, no interest shall be payable by the Company on any Unpaid Principal Amount.

The principal of this Note is payable, if converted, in shares of Common Stock, or if not converted, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, to the person and at the address in whose name this Note is registered on the Note Register on the business day immediately preceding the payment date. The forwarding of such payment shall constitute a payment hereunder and shall satisfy and discharge the liability for principal on this Note to the extent of the sum or number of shares of Common Stock so paid.

     THIS NOTE is subject to the Terms as set out in the Note Agreement, which are incorporated herein by reference. A copy of the Terms may be obtained by the Holder by contacting the Company at its principal executive office at West Wall, Suite 500, Midland, Texas, 79701, Telephone: (432) 789-1180.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

DORAL ENERGY CORP.

By:
E. Willard Gray, II, CEO

THESE SECURITIES AND THE SECURITIES TO BE ISSUED UPON CONVERSION HEREOF OR AS PAYMENT OF INTEREST HEREON HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT. THE CONVERSION RIGHTS ATTACHED TO THESE SECURITIES MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THESE SECURITIES AND THE UNDERLYING SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THE APPLICABLE SECURITIES LEGISLATION OF ANY SUCH STATE OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

NOTICE OF CONVERSION

TO: DORAL ENERGY CORP.

The undersigned hereby irrevocably elects to convert Note No. ____ in the principal amount of $____________________________ (the “Note”) into shares of common stock (“Common Stock”) of DORAL ENERGY CORP. (the “Company”) according to the Terms of the Note, as of the date written below.

The undersigned represents and warrants to the Company that, as of the date hereof, the undersigned is not a “US Person” as such term is defined in Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and that the undersigned is not acquiring the shares of Common Stock issuable upon conversion of the Note (the “Note Shares”) for the account or benefit of a US Person. The undersigned further represents and warrants to the Company that the Note Shares are being acquired by the undersigned for investment purposes for the undersigned’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same.

The undersigned agrees not to offer, resell, pledge or otherwise transfer the Note Shares unless such offer, resale, pledge or transfer is made pursuant Regulation S promulgated under the Securities Act, pursuant to an effective registration under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act.

DATE OF CONVERSION	AUTHORIZED SIGNATURE

AMOUNT OF CONVERSION	NAME

ADDRESS

CITY, STATE, ZIP CODE

*	No shares of Common Stock will be issued until the original Note(s) to be converted and the Notice of conversion are received by the Company.

SCHEDULE B

TERMS AND CONDITIONS OF THE CONVERTIBLE NOTES (THE “NOTES”) DUE ON THE DUE DATE (THE “DUE DATE”) AS THAT TERM IS DEFINED IN THE CONVERTIBLE NOTE AGREEMENT BETWEEN DORAL ENERGY CORP. (THE “COMPANY”) AND GREEN SHOE INVESTMENTS LTD. DATED MAY 28, 2009 (THE “NOTE AGREEMENT”). UNLESS OTHERWISE PROVIDED FOR HEREIN, CAPITALIZED TERMS SHALL HAVE THE MEANINGS SET FORTH IN THE NOTE AGREEMENT.

Section 1. Note Denominations. The Notes are initially issuable in denominations of at least One Thousand ($1,000 U.S.) and integral multiples of $1.00 U.S. in excess thereof. Upon conversion of a portion, but not all, of a Note in accordance with the terms hereof, a new note or notes may be issued to the person in whose name the Note is registered on the records of the Company regarding the registration and transfer of the Notes (the "Note Register", such person being hereinafter referred to as the "Holder") in a denomination equal to the exact amount of the unconverted portion of the Note.

Section 2. Interest. No interest shall be payable on the Principal Amount of the Notes prior to the Due Date. Subject to the prior exercise of the Conversion Rights, if the Company obtains a Qualified Refinancing on or before the Macquarie Maturity Date, any part or all of the Principal Amount that remains unpaid after the Due Date (the “Unpaid Principal Amount”) shall, beginning on the Due Date, bear interest at a rate of 18% per annum, calculated annually. If the Company does not obtain a Qualified Refinancing on or before the Macquarie Maturity Date, no interest shall be payable by the Company on any Unpaid Principal Amount. The Company shall have the right (but not the obligation) to elect to pay all interest due and payable on the Notes by the issuance of shares of the Company’s common stock, with the number of shares of the Company’s common stock to be issued determined by dividing the amount of the interest payable by the Conversion Price.

Section 3. Priority. The amounts due and owing under the Notes on account of the Principal Amount and any interest due and payable thereon shall be paid by the Company in priority to any other amounts due and owing by the Company to Green Shoe Investments Ltd. and Little Bay Consulting SA.

Section 4. Sale, Transfer or Exchange. Except as otherwise provided for herein or in the Note Agreement, the Notes and any shares of the Company’s common stock issued upon conversion of the Notes or as payment of interest on the Notes (collectively, the "Note Shares”) will not be registered under the Securities Act of 1933, as amended, (the "Act") and will be issued to the Holder pursuant to an exemption from the registration requirements of the Act upon representations and warranties made by the Holder in favor of the Company. Neither the Notes nor the Note Shares may be offered, sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such securities or an opinion of legal counsel reasonably satisfactory to the Company that registration is not required under the Act. Each certificate for the Notes and the Note Shares shall contain a legend on the face thereof, in form and substance satisfactory to legal counsel for the Company, setting forth the restrictions on transfer contained in these terms and conditions. By acceptance of any certificate representing the Notes, the Holder acknowledges and agrees that:

     (a) The Holder will only offer, sell, transfer, pledge or hypothecate the Notes and the Note Shares in accordance with the provisions of Regulation S promulgated under the Act, pursuant to an effective registration under the Act, or pursuant to an available exemption from the registration requirements of the Act;

     (b) The Company will refuse to register any transfer of the Notes and the Note Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to an effective registration under the Act, or pursuant to an available exemption from the registration requirements of the Act;

     (c) The Holder will not engage in hedging transactions unless such transactions are made in compliance with the Act; and

     (d) Except as set out herein, the Holder is not entitled to any registration rights with respect to the Notes and the Note Shares.

All certificates representing the Notes and the Note Shares will be endorsed with an appropriate restrictive

1

legend. In addition, the Holder will comply with all other applicable securities legislation in addition to the Act to which the Holder is subject in selling or transferring any Notes or Note Shares and the Company may refuse to register any sale or transfer not in compliance with such other securities legislation.

Any Holder of a Note, by acceptance thereof, agrees to the representations, warranties and covenants herein.

Prior to due presentment to the Company for transfer of a Note, the Company and any agent of the Company may treat the person in whose name the Note is duly registered on the Company’s Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not the Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 5. Conversion. The Holder of a Note shall have conversion rights as follows (the "Conversion Rights"):

     (a) Right to Convert. The Holder of a Note shall be entitled, at any time, at the office of the Company, to convert the Note in whole, or in partial allotments of no less than 1,000 shares, into that number of fully-paid and non-assessable shares of the Company’s common stock as shall be equal to the Principal Amount to be converted divided by the Conversion Price.

     (b) Conversion Price. Subject to any adjustments to the Conversion Price made in accordance with this Section 5, the Conversion Price shall be equal to $1.00 per share. In the case of a dispute as the calculation of the Conversion Price, the Company’s calculation shall be deemed conclusive absent manifest error.

     (c) Mechanics of Conversion. In order to exercise the Conversion Rights, the Holder shall deliver a copy of the fully executed notice of conversion in the form on the rear of the certificate evidencing the Note (a "Notice of Conversion") to the Company at the office of the Company which notice shall specify the amount of the Note to be converted (together with a copy of the first page of each Note to be converted) prior to midnight, Pacific time (the "Conversion Notice Deadline") on the date of Conversion specified on the Notice of Conversion and (ii) surrender the original Note(s); provided, however, that the Company shall not be obligated to issue certificates evidencing the Note Shares issuable upon such conversion unless either the original Notes are delivered to the Company as provided above, or the Holder notifies the Company that such Note(s) have been lost, stolen or destroyed, together with any indemnity or security that the Company may reasonably require in respect thereof.

     (d) Lost or Stolen Notes. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of a Note, and (in the case of loss, theft or destruction) indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of the Note, if mutilated, the Company shall execute and deliver new Note(s) of like tenor and date.

     (e) Delivery of Common Stock upon Conversion. The Company shall issue and use commercially reasonable efforts to deliver within a reasonable time after delivery to the Company of a Note and Notice of Conversion, or after provision for security or indemnification required by (i) above, to such Holder of the Note at the address of the Holder on the books of the company, a certificate for the number of Note Shares to which the Holder shall be entitled as aforesaid.

     (f) No Fractional Shares. No fractional shares shall be issued upon conversion of a Note. If any conversion of the Note would create a fractional share or a right to acquire a fractional share, a cash adjustment will be made for the fractional interest.

     (g) Date of Conversion. The date of which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided that the copy of the Notice of Conversion is delivered or faxed to the Company before the Conversion Notice Deadline, and (ii) that the original Notes to be converted are surrendered, and received by the Company within five (5) business days from the Date of Conversion. The person or persons entitled to receive the shares of common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of common stock on such date. If the original Notes to be converted are not received by the Company within five business days after the Date of Conversion or if the facsimile of the Notice of Conversion is not received by the

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Company or its designated transfer agent prior to the Conversion Notice Deadline, the Notice of Conversion, at the Company’s option, may be declared null and void.

     (h) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of common stock, solely for the purpose of effecting the conversion of the Notes, such number of its shares of common stock as shall from time to time be sufficient to effect the conversion of all then outstanding Notes; and if at any time the number of authorized but unissued shares of common stock shall not be sufficient to effect the conversion of all then outstanding Notes, the Company will immediately take such corporate action as may be necessary to increase its authorized but unissued shares of common stock to such number of shares as shall be sufficient for such purpose.

     (i) Adjustment to Conversion Price.

(1)

Adjustment Due to Stock Split, Stock Dividend, Etc. If at any time when the Notes are issued and outstanding, the number of outstanding shares of common stock is increased by a stock split, stock dividend, or other similar event, the Conversion Price shall be proportionately reduced, or if the number of outstanding shares of common stock is decreased by a combination or reclassification of shares, or other similar event, the Conversion Price shall be proportionately increased.

(2)

Adjustment Due to Merger, Consolidation, Etc. If at any time when the Notes are issued and outstanding, there shall be any merger, amalgamation, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of common stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the company or another entity, then the Holders of the Notes shall thereafter have the right to receive upon conversion of the Notes, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of common stock immediately theretofore issuable upon conversion, such stock and/or securities which the Holder would have been entitled to receive in such transaction had the Notes been converted immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interest of the Holders of the Notes to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Notes) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof.

     (j) Interest Upon Conversion. Upon the exercise of the Conversion Rights, any accrued and unpaid interest on the Principal Amount to be converted shall, on the Date of Conversion immediately become due and shall be payable without further interest thereon by the Company to the Holder within 20 business days after the Date of Conversion.

Section 6. Modification and Waiver. Modification and amendment of the Notes may be made by the Company with the consent of the Holders of not less than a majority in principal amount of the outstanding Notes, provided that no such modification or amendment may, without the consent of the Holder of each Note affected thereby (i) change the stated maturity of the principal of or any installment of interest on any Note, (ii) reduce the principal of, or the rate of interest on, any Note, (iii) change the currency of payment of principal of or interest on any Note, (iv) reduce the above-stated percentage of Holders of Notes necessary to modify or amend the Notes or (v) modify any of the foregoing provisions or reduce the percentage of outstanding Notes necessary to waive any covenant or past default. Holders of not less than a majority in principal amount of the outstanding Notes may waive any covenant or past defaults (see "Events of Default and Notice Thereof"). An amendment to the Notes may not adversely affect the rights under the subordination provisions of the Holders of any issue of senior indebtedness without the consent of such Holders.

Section 7. No Voting Rights. The Notes shall not entitle the Holders thereof to any of the rights of a stockholder of the Company, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend meetings of stockholders or any other proceedings of the Company.

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Section 8. Governing Law. The Notes shall be governed by and construed in accordance with the laws of the State of Nevada USA without giving effect to the principles of conflicts of laws, except for matters arising under the Act or the Securities Exchange Act of 1934, as amended, which matters shall be governed by and construed in accordance with such laws or matters relating to realization on the security which shall be governed by the laws of the jurisdiction under which such security is located.

Section 9. Business Day Definition. For purposes hereof, the term "business day" shall mean any day on which banks are generally open for business in the State of Nevada, USA and excluding any Saturday and Sunday.

Section 10. Notices. Any notice or other communication required or permitted to be given hereunder shall be given as provided herein or delivered against receipt if to (i) the Company at 415 West Wall, Suite 500, Midland, TX 79701, Facsimile No: (888) 311-8708 and (ii) the Holder of a Note, to such Holder at its last address as shown on the Note Register (or to such other address as the party shall have furnished in writing as its new address to be entered on the Note Register (which address must include a facsimile number) in accordance with the provisions of this Section 10). Any notice or other communication needs to be made by facsimile and delivery shall be deemed given, except as otherwise required herein, at the time of transmission of said facsimile. Any notice given on a day that is not a business day shall be effective upon the next business day.

Section 11. Waiver of any Breach to be in Writing. Any waiver by the Company or the Holder of a Note of a breach of any provision of the Note shall not operate as, or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of the Note. The failure of the Company or the Holder hereof to insist upon strict adherence to any term of the Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of the Note. Any waiver must be in writing.

Section 12. Unenforceable Provisions. If any provision of a Note is invalid, illegal or unenforceable, the balance of the Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 13. Prepayment. Subject to the provisions of the Subscriber Subordination Agreement, or such other Subordination Agreement executed by the Holder pursuant to the terms of the Note Agreement, the Company shall have the right to prepay this Note at any time subject to ten (10) days prior written notice to the Holder. In the event that the Company gives notice of its intention to prepay the Note to the Holder, the Holder will have the right, during the 10 day notice period, to exercise the right of Conversion set out in Section 4 and in the event of such exercise, the Company’s right to prepay the Note shall be extinguished.

SCHEDULE C

SUBORDINATION AGREEMENT

[FORM OF]

     This SUBORDINATION AGREEMENT (as amended or modified, the “Subordination Agreement”) is by and among [Insert name of subordinated creditor] [Insert organizational information] (“Subordinated Creditor”, whether one or more), whose address is [__________________________], DORAL ENERGY CORP., a Nevada corporation (“Borrower”), whose address is 415 West Wall, Suite 500, Midland, TX 79701 and MACQUARIE BANK LIMITED, a bank incorporated under the laws of Australia (“Administrative Agent”), with offices at Level 15, 1 Martin Place, Sydney, New South Wales, 2000 Australia.

Background

     1. Borrower, Administrative Agent and each of the Lenders (as defined in the Credit Agreement) are parties to the Senior First Lien Secured Credit Agreement dated as of July ___, 2008 (as amended, supplemented or modified from time to time, the “Credit Agreement”). Borrower’s obligations to each of the Lenders under the Credit Agreement are secured by a senior mortgage lien and first-priority security interest conveying all of the real and personal property of Borrower.

     2. Each of Lenders’ obligations under the Credit Agreement is conditioned upon, among other things, the subordination of all obligations owed by Borrower to the Subordinated Creditor to the obligations owed by Borrower to Lenders under the Credit Agreement and the other Loan Documents (as defined in the Credit Agreement).

     3. Capitalized terms not defined in this Subordination Agreement shall have the meanings set forth in the Credit Agreement.

Agreements

     To comply with the terms and conditions of the Credit Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties, the Subordinated Creditor, Borrower and Lenders agree as follows:

Section 1. Subordination of Obligations and Priority.

     (a) The payment of and any liens or security interests securing payment of any and all Subordinated Debt (defined below) is expressly subordinated to the extent and in the manner set forth in this Subordination Agreement to the Senior Indebtedness (defined below) and the liens and security interests securing the Senior Indebtedness. The term “Subordinated Debt” as used in this Subordination Agreement means any and all indebtedness, liabilities and obligations of Borrower to the Subordinated Creditor, absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due, or held or to be held by the Subordinated Creditor, whether created directly or acquired by assignment, as a participation, conditionally, as collateral security from another or otherwise, including indebtedness, obligations and liabilities of Borrower to Subordinated Creditor as a member of any partnership, syndicate, association or other group, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise, including, without limiting the generality of the foregoing, all indebtedness, liabilities and obligations of Borrower to the Subordinated Creditor arising out of any operating agreement or similar agreement between Subordinated Creditor and Borrower.

     The term “Senior Indebtedness” as used in this Subordination Agreement means any and all indebtedness, liabilities and other Obligations of Borrower to Senior Creditor (as defined below) absolute or contingent, direct or indirect, joint, several or independent, now outstanding or owing or which may hereafter be existing or incurred, arising by operation of law or otherwise, due or to become due, or held or to be held by Senior Creditor whether created directly or acquired by assignment, as a participation, conditionally, as collateral security from another or otherwise, including indebtedness, obligations and liabilities of Borrower to Senior Creditor as a member of any partnership, syndicate, association or other group, and whether incurred by Borrower as principal, surety, endorser, guarantor, accommodation party or otherwise and including, without limitation, all Obligations (as defined in the Credit Agreement) owed by Borrower to Senior Creditor under the Credit Agreement, the Swap Agreement and the other Loan Documents.

     (b) Priority. The agreements of Borrower, Senior Creditor and Subordinated Creditor herein are applicable without regard to the date a loan or extension of credit is made to Borrower. The term “Senior Creditor” includes Administrative Agent, each of the Lenders party to the Credit Agreement and Macquarie Bank Limited under the Swap Agreement.

     Section 2. Restrictions on Subordinated Creditor. During such time as any Senior Indebtedness remains unpaid, Subordinated Creditor will not ask for, demand, sue for, take, receive or accept from the Borrower, by set off or in any other manner, any payment or distribution on account of the Subordinated Debt, nor present any instrument evidencing the Subordinated Debt for payment (other than such presentment as may be necessary to prevent discharge of other liable parties on such instrument); [provided, however, nothing contained herein shall prevent Subordinated Creditor from (a) receiving any scheduled payment from Borrower pursuant to the instruments set forth on Exhibit A (the “Subordinated Debt Instruments”) and (b) receiving payment from Borrower for goods and services provided to Borrower by Subordinated Creditor in the ordinary course of business within thirty (30) days of the date hereof or after the date hereof.]

Section 3. Prohibition of All Payments Following Default and Notice.

     (a) If there shall occur and be continuing any Event of Default, then, unless and until such Event of Default shall have been cured, or unless and until the Senior Indebtedness shall be paid in full, the Subordinated Creditor will not ask for, sue for, take, demand, receive or accept from Borrower, by set off or in any other manner, any payment or distribution on account of the Subordinated Debt nor present any Subordinated Debt Instrument or any instrument evidencing the Subordinated Debt for payment (other than such presentment as may be necessary to prevent discharge of other liable parties on such instrument).

     (b) In the event that Borrower defaults under the Subordinated Debt prior to the full and final payment of the Senior Indebtedness, Borrower shall provide Lender with notice of such default.

     Section 4. Payments Cannot Create a Default. The Subordinated Creditor will not ask for, demand, sue for, take, receive or accept from Borrower, by set off or in any other manner, any payment or distribution on account of the Subordinated Debt, if the making of such payment would constitute, or would result in the occurrence of, a violation of the provisions of any instrument or agreement evidencing, in connection with, as security for or providing for the issuance of any Senior Indebtedness or would result in the occurrence of any event which with the giving of notice or lapse of time or both would constitute a default or an event of default under the Credit Agreement or any other Loan Document.

     Section 5. Unauthorized Receipt of Payment by Subordinated Creditor. In the event the Subordinated Creditor shall receive any payment or distribution on account of the Subordinated Debt which Subordinated Creditor is not entitled to receive under this Subordination Agreement, Subordinated Creditor will hold any amount so received in trust for Senior Creditor and will promptly turn over such payment to Senior Creditor in the form received by Subordinated Creditor (together with any necessary endorsement) to be applied against the Senior Indebtedness.

     Section 6. Restrictions on Actions to Recover Subordinated Debt. The Subordinated Creditor will not commence any action or proceeding against Borrower to recover all or any part of the Subordinated Debt or join with any other creditor, unless Senior Creditor shall also join, in bringing any proceedings against Borrower under any bankruptcy, reorganization, readjustment of debt, arrangement of debt, receivership, liquidation or insolvency law or statute of the Federal or any state government unless and until all Senior Indebtedness shall have been paid in full.

     Section 7. Insolvency or Bankruptcy by Borrower. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, adjustment of debt, whether or not pursuant to bankruptcy laws, the sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Borrower, the Subordinated Creditor will at Senior Creditor’s request file any claim, proof of claim, proof of interest or other instrument of similar character necessary to enforce the obligations of Borrower in respect of the Subordinated Debt and will hold in trust for Senior Creditor and pay over to Senior Creditor, in the form received (together with any necessary endorsement), to be applied on the Senior Indebtedness, any and all monies, dividends or other assets received in any such proceedings on account of the Subordinated Debt unless and until the Senior Indebtedness shall be paid in full. In the event that the Subordinated Creditor shall fail to take any such action requested by Senior Creditor, Senior Creditor, may, as attorney in fact for the Subordinated Creditor take such action on behalf of the Subordinated Creditor, and the Subordinated Creditor hereby appoints Senior Creditor as attorney in fact for the Subordinated Creditor to demand, sue for, collect and receive any and all such monies, dividends or other assets and give acquittance therefor and to file any claim, proof of claim, proof of interest or other instrument of similar character and to take such other proceedings in Senior Creditor’s own name or in the name of the Subordinated Creditor as Senior Creditor may deem necessary or advisable for the enforcement of this Subordination Agreement, and the Subordinated Creditor will execute and deliver to Senior Creditor such other and further powers of attorney or other instruments as Senior Creditor may request in order to accomplish the foregoing.

     Section 8. Senior Creditor’s Rights. Senior Creditor may, at any time, and from time to time, without the consent of or notice to the Subordinated Creditor, without incurring responsibility to the Subordinated Creditor and without impairing or releasing any of Senior Creditor’s rights or any of the obligations of the Subordinated Creditor under this Subordination Agreement:

     (a) change the amount of the Senior Indebtedness, manner, place or terms of payment, or change or extend for any period the time of payment of, or renew, rearrange or otherwise modify or alter, the Senior Indebtedness or any instrument or agreement now or hereafter executed evidencing, in connection with, as security for or providing for the issuance of any of the Senior Indebtedness in any manner, or enter into or amend in any manner any other agreement relating to the Senior Indebtedness (including provisions restricting or further restricting payments of the Subordinated Debt);

     (b) sell, exchange, release or otherwise deal with all or any part of any property by whomsoever at any time pledged or mortgaged to secure, howsoever securing, the Senior Indebtedness in accordance with the applicable Loan Documents;

     (c) release anyone liable in any manner for payment or collection of the Senior Indebtedness;

     (d) exercise or refrain from exercising any rights against Borrower or others (including the Subordinated Creditor); and

     (e) apply any sums received by Senior Creditor, by whomsoever paid and however realized, to payment of the Senior Indebtedness in such a manner as Senior Creditor, in its sole discretion, may deem appropriate.

Section 9. Documentation of Subordinated Debt. The Subordinated Creditor will:

     (a) cause all Subordinated Debt to be evidenced by a note, debenture or other instrument evidencing the Subordinated Debt;

     (b) at Senior Creditor’s request, promptly surrender or cause to be surrendered any such note, debenture, or instrument evidencing the Subordinated Debt so that a statement or legend may be entered thereon to the effect that such note, debenture, or other instrument is subordinated to the Senior Indebtedness in favor of Senior Creditor in the manner and to the extent set forth in this Subordination Agreement;

     (c) mark the books of Subordinated Creditor to show that the Subordinated Debt is subordinated to the Senior Indebtedness in the manner and to the extent set forth in this Subordination Agreement; and

     (d) cause all financial statements of the Subordinated Creditor hereafter prepared for delivery to any person to make specific reference to the provisions of this Subordination Agreement.

     Section 10. Notices. All notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered, to the applicable address, or facsimile number set out below or to such other address, or facsimile number, as shall be designated by such party in a notice to the other parties. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (a) actual receipt by the relevant party hereto and (b) (i) if delivered by hand or by courier, upon delivery; (ii) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; and (iii) if delivered by facsimile, when sent and the sender has received electronic confirmation of error free receipt. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

If to Administrative Agent:	Macquarie Bank Limited
Houston Representative Office
One Allen Center
500 Dallas Street, Suite 3100
Houston, Texas 77002
	Attention:	Michael Sextro
	Telephone:	713-275-6207
	Facsimile:	713-275-6222
	E-Mail:	michael.sextro@macquarie.com

With a copy to:	Greenberg Traurig, LLP
1000 Louisiana, Suite 1700
Houston, Texas 77002
	Attention:	Douglas C. Atnipp
	Telephone:	713-374-3500
	Facsimile:	713-374-3505
	E-Mail:	atnippd@gtlaw.com

[If to Subordinated Creditor:

Attention:
Telephone:
Facsimile:
	E-Mail:	]

[With a copy to:

Attention:
Telephone:

Facsimile:
E-Mail: ]

If to Borrower:	Doral Energy Corp
415 West Wall
Suite 500
Midland, TX 79701
Attention:
Telephone:
Facsimile:
E-Mail:

     Section 11. Execution of Instruments. The Subordinated Creditor agrees to execute any and all other instruments necessary as required by the Lender to subordinate the Subordinated Debt to the Senior Indebtedness as herein provided.

     Section 12. Assignment by Subordinated Creditor. Subordinated Creditor will not assign or transfer to others any claim the Subordinated Creditor has or may have against Borrower as long as any of the Senior Indebtedness remains outstanding, unless such assignment or transfer is expressly made subject to this Subordination Agreement.

     Section 13. Warranties and Representations. The Subordinated Creditor represents and warrants that (a) neither the execution nor delivery of this Subordination Agreement nor fulfillment of or compliance with the terms and provisions hereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any agreement or instrument (including, without limitation, any formation documents) to which Subordinated Creditor is now subject, (b) none of the Subordinated Debt is or will be subordinated to any other indebtedness of Borrower other than the Senior Indebtedness unless otherwise agreed by Lender, (c) except for the Subordinated Debt evidenced by the Subordinated Debt Instruments, as of the date of this Agreement, Borrower has no additional debt due and owing to Subordinated Creditors and (d) Exhibit B contains a listing of all liens filed by Subordinated Creditor relating to the Subordinated Debt.

     Section 14. Waiver of Notice of Acceptance. Notice of acceptance of this Subordination Agreement is waived, acceptance on the part of Lender being conclusively presumed by its request for this Subordination Agreement and delivery of the same to it.

     Section 15. Assignment by Lender. This Subordination Agreement may be assigned by Lender in connection with any assignment or transfer of the Senior Indebtedness.

     Section 16. GOVERNING LAW. THIS SUBORDINATION AGREEMENT SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW.

     Section 17. Severability. If any provision (or portion of any provision) of this Subordination Agreement is rendered or declared invalid, illegal or unenforceable by reason of any existing or subsequently enacted legislation or by a final decision of any court of competent jurisdiction, the parties shall promptly meet and negotiate substitute provisions for those rendered invalid, illegal or unenforceable, but all of the remaining provisions will remain in full force and effect.

     Section 18. Counterparts. This Subordination Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties be contained together on any one counterpart of this Subordination Agreement. Each counterpart will be deemed an original, but all counterparts taken together will constitute one and the same agreement.

     Section 19. ENTIRE AGREEMENT; AMENDMENT. THIS SUBORDINATION AGREEMENT REFLECTS THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE MATTERS COVERED BY THIS SUBORDINATION AGREEMENT AND CANNOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG ANY OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. This Subordination Agreement may be amended and the rights of any party under this Subordination Agreement may be waived only pursuant to a written agreement signed by each of the parties to this Subordination Agreement.

[SIGNATURES BEGIN ON THE FOLLOWING PAGE]

     IN WITNESS WHEREOF, the undersigned has executed this instrument effective as of July ___, 2008.

SUBORDINATED CREDITOR:

[____________________________],
a ___________________corporation

By:
Name:
Title:

[SIGNATURE PAGE TO SUBORDINATION AGREEMENT]

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized undersigned officer effective as of July ___, 2008.

BORROWER:

DORAL ENERGY CORP.,
a Nevada corporation

By:
Name:
Title:

[SIGNATURE PAGE TO SUBORDINATION AGREEMENT]

     IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed by its duly authorized undersigned officers effective as of July ___, 2008.

LENDER:

MACQUARIE BANK LIMITED,
a bank incorporated under the laws of Australia

By:
Name:
Title:

By:
Name:
Title:

[SIGNATURE PAGE TO SUBORDINATION AGREEMENT]

EXHIBIT A

Subordinated Debt Instruments

EXHIBIT B

Liens